UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
SunCom Wireless Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15325 (Commission File Number)	23-2974475 (I.R.S. Employer Identification No.)
1100 Cassatt Road
Berwyn, Pennsylvania
19312
(Address Of Principal Executive Offices, Including Zip Code)
(610) 651-5900
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Event
On August 16, 2005, SunCom announced its termination of an agreement to acquire Urban Comm-North Carolina, Inc. A copy of the press release announcing this agreement termination is included as an exhibit to this report.
Item 9.01. Financial Statements and Exhibits
a)	Not applicable.

b)	Not applicable

c)	Exhibits:
99.1	Press Release dated August 16, 2005, announcing termination of agreement to acquire Urban Comm-North Carolina, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOM WIRELESS HOLDINGS, INC.

Date August 18, 2005	By: Michael E. Kalogris
Michael E. Kalogris
Chief Executive Officer